NEWS RELEASE
FOR IMMEDIATE RELEASE

Pacira BioSciences Reports Fourth Quarter and Full-Year 2023 Financial Results
— Record revenues of $675 million in 2023 —
— Full-year GAAP net income of $42 million and adjusted EBITDA of $214 million —
— EXPAREL surpasses the 14 million patient mark —
— Conference call today at 8:30 a.m. ET —
TAMPA, FL, February 29, 2024 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the fourth quarter and full-year of 2023.

“Now that I have spent several weeks working with the Pacira team, I am even more enthusiastic to lead this great company as we build upon an impressive foundation of success,” said Frank D. Lee, chief executive officer of Pacira BioSciences. “Looking ahead, we are sharply focused on driving long-term growth, furthering our patient centric culture and establishing high standards for operational excellence. Throughout 2024, we plan to advance the launch of EXPAREL in two key lower extremity nerve blocks and prepare for the significant catalyst ahead in NOPAIN. In parallel, we are taking the necessary steps to reallocate our efforts and resources to ensure the organization is best positioned for sustainable success.
We have the people, the purpose, and the products to change the course of pain management and, hopefully, to help save patients from the deadly effects of opioid addiction.”
2023 Fourth Quarter and Full-Year Financial Highlights
•Fourth quarter revenues of $181.2 million and full-year revenues of $675.0 million.
•Fourth quarter GAAP net income of $24.9 million or $0.54 per basic share and $0.50 per diluted share and full-year GAAP net income of $42.0 million or $0.91 per basic share and $0.89 per diluted share.
•Fourth quarter adjusted EBITDA of $65.4 million and full-year adjusted EBITDA of $214.5 million.
See “Non-GAAP Financial Information” below.
Recent Business Highlights
•FDA Approval of New EXPAREL 200-liter Manufacturing Suite. In February 2024, the U.S. Food and Drug Administration (FDA) approved the company’s supplemental New Drug Application (sNDA) for its 200-liter EXPAREL manufacturing suite in San Diego, CA. The company expects to start selling commercial product manufactured at this 200-liter suite later this year, which will help drive a more favorable mix of commercial product sold and benefit EXPAREL gross margins over time.
•Frank D. Lee Appointed as Chief Executive Officer. In December 2023, the company’s Board of Directors appointed Frank D. Lee as chief executive officer and a member of the Board, effective January 2, 2024. Mr. Lee brings more than three decades of global experience and a strong track record of product development and commercial leadership success across a wide range of therapeutic areas within the biotech and pharmaceutical industry. Most recently he served as chief executive officer and member of the board of directors of Forma Therapeutics from March 2019 through its acquisition by Novo Nordisk in October 2022. During his tenure at Forma, Mr. Lee transformed the company from an early-stage drug discovery company into one focused on the clinical development of lead assets in rare hematologic disorders and cancer. Prior to Forma, Mr. Lee spent 13 years at Genentech, a member of the Roche Group, in a series of leadership positions of increasing scope and responsibility for delivering transformative medicines to patients.
•FDA Approval of Expanded EXPAREL Label to Include Two Additional Nerve Block Indications. In November 2023, the FDA approved the company’s sNDA to expand the EXPAREL label to include administration in adults as an adductor canal block and a sciatic nerve block in the popliteal fossa. The approval is supported by a Phase 3 program data supporting EXPAREL as the first and only single-dose product to safely demonstrate four days of superiority versus bupivacaine. EXPAREL achieved statistical significance in postsurgical pain, opioid consumption and percentage of opioid-free patients (P<0.01).
•Two New EXPAREL Patents. In November 2023, the United States Patent and Trademark Office issued Patent Nos. 11,819,574 and 11,819,575, claiming composition of EXPAREL prepared by an enhanced manufacturing process and composition of matter for EXPAREL, respectively. Each of these EXPAREL patents are listed in the FDA’s “Approved Drug Products with Therapeutic Equivalence Evaluations” (the “Orange Book”). These two patents are among the ten Orange Book listed patents that are now listed for EXPAREL, all with an expiration date of January 22, 2041.
Fourth Quarter 2023 Financial Results
•Total revenues were $181.2 million in the fourth quarter of 2023, a 5% increase over the $172.0 million reported for the fourth quarter of 2022.
•EXPAREL net product sales were $143.9 million in the fourth quarter of 2023, a 4% increase over the $138.0 million reported for the fourth quarter of 2022.
•ZILRETTA net product sales were $28.7 million in the fourth quarter of 2023, a 3% increase over the $28.0 million reported for the fourth quarter of 2022.
•Fourth quarter 2023 iovera° net product sales were $6.0 million, a 32% increase over the $4.6 million reported in the fourth quarter of 2022.
•Sales of bupivacaine liposome injectable suspension to third-party licensees were $1.1 million in the fourth quarter of 2023, versus the $1.0 million reported for the fourth quarter of 2022.
•Total operating expenses were $148.1 million in the fourth quarter of 2023, versus the $181.8 million reported for the fourth quarter of 2022. Included in operating expenses in 2022 was a $26.1 million impairment of acquired in-process research and development (IPR&D).
•Research and development (R&D) expenses were $19.5 million in the fourth quarter of 2023, compared to $17.5 million in the fourth quarter of 2022. The company’s R&D expenses included $6.9 million and $7.3 million of product development and manufacturing capacity expansion costs in the fourth quarters of 2023 and 2022, respectively.
•Selling, general and administrative (SG&A) expenses were $65.8 million in the fourth quarter of 2023, compared to $64.0 million in the fourth quarter of 2022.

•GAAP net income was $24.9 million, or $0.54 per basic share and $0.50 per diluted share in the fourth quarter of 2023, compared to a GAAP net loss of $10.1 million, or $0.22 per basic and diluted share in the fourth quarter of 2022.
•Non-GAAP net income was $45.1 million, or $0.97 per basic share and $0.89 per diluted share in the fourth quarter of 2023, compared to $37.0 million, or $0.81 per basic share and $0.73 per diluted share in the fourth quarter of 2022.
•Adjusted EBITDA was $65.4 million in the fourth quarter of 2023, a 11% increase compared to $58.8 million in the fourth quarter of 2022.
•Pacira ended the fourth quarter of 2023 with cash, cash equivalents and available-for-sale investments (“cash”) of $281.0 million. Cash provided by operations was $47.6 million in the fourth quarter of 2023, compared to $42.0 million in the fourth quarter of 2022.
•Pacira had 46.4 million basic and 52.1 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2023.
•For non-GAAP measures, Pacira had 52.1 million and 51.9 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2023 and 2022, respectively.
See “Non-GAAP Financial Information” below.
Full-Year 2023 Financial Results
•Total revenues were $675.0 million in 2023, a 1% increase over the $666.8 million reported in 2022.
•EXPAREL net product sales were $538.1 million in 2023, a nominal increase compared to the $536.9 million reported in 2022. There were two less selling days in 2023 compared to 2022.
•ZILRETTA net product sales were $111.1 million in 2023, a 5% increase over the $105.5 million reported in 2022.
•Full-year iovera° net product sales were $19.7 million, a 29% increase over the $15.3 million reported in 2022.
•Full-year sales of bupivacaine liposome injectable suspension to third-party licensees were $3.3 million in 2023, versus the $6.5 million reported in 2022.
•Total operating expenses were $587.3 million in 2023, compared to $606.8 million in 2022.
•R&D expenses were $76.3 million in 2023, compared to $84.8 million in 2022. The company’s R&D expenses include $33.4 million and $24.6 million of product development and manufacturing capacity expansion costs in 2023 and 2022, respectively.
•SG&A expenses were $269.4 million in 2023, compared to $254.5 million in 2022.
•GAAP net income was $42.0 million, or $0.91 per basic share and $0.89 per diluted share in 2023, compared to $15.9 million, or $0.35 per basic share and $0.34 per diluted share in 2022.
•Non-GAAP net income was $142.0 million, or $3.07 per basic share and $2.81 per diluted share in 2023, compared to $120.7 million, or $2.65 per basic share and $2.39 per diluted share in 2022.
•Adjusted EBITDA was $214.5 million in 2023, a 1% increase over $212.7 million in 2022.
•Cash provided by operations was $154.6 million in 2023, compared to $145.3 million in 2022.
•Pacira had 46.2 million basic and 52.0 million diluted weighted average shares of common stock outstanding in 2023.

•For non-GAAP measures, Pacira had 52.0 million and 52.7 million diluted weighted average shares of common stock outstanding in 2023 and 2022, respectively.
See “Non-GAAP Financial Information” below.
2024 Financial Guidance
Today the company is providing full-year 2024 financial guidance as follows:
•Total revenue of $680 million to $705 million;
•Non-GAAP gross margin of 74% to 76%;
•Non-GAAP R&D expense of $70 million to $80 million;
•Non-GAAP SG&A expense of $245 million to $265 million; and
•Stock-based compensation of $50 million to $55 million.
See “Non-GAAP Financial Information” below.
Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, February 29, 2024, at 8:30 a.m. ET. For listeners who wish to participate in the question-and-answer session via telephone, please pre-register at investor.pacira.com/upcoming-events. All registrants will receive dial-in information and a PIN allowing them to access the live call. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense, non-GAAP net income, non-GAAP net income per common share, non-GAAP weighted average diluted common shares outstanding, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2024 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of the company’s financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. The non-GAAP measures presented here are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira
Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing a non-opioid option to as many patients as possible to redefine the role of opioids as rescue therapy only. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL® (bupivacaine liposome injectable suspension)

EXPAREL is indicated to produce postsurgical local analgesia via infiltration in patients aged 6 years and older, and postsurgical regional analgesia via an interscalene brachial plexus block in adults, a sciatic nerve block in the popliteal fossa in adults, and an adductor canal block in adults. The safety and effectiveness of EXPAREL have not been established to produce postsurgical regional analgesia via other nerve blocks besides an interscalene brachial plexus nerve block, a sciatic nerve block in the popliteal fossa, or an adductor canal block. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old, for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA® (triamcinolone acetonide extended-release injectable suspension)

On October 6, 2017, ZILRETTA was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.
•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Indication and Select Important Safety Information for iovera°®

Indication: iovera° applies freezing cold to peripheral nerve tissue to block and/or relieve pain for up to 90 days. It should not be used to treat central nervous system tissue.

Important Safety Information

⦁    Do not receive treatment with iovera° if you experience hypersensitivity to cold or have open and/or infected wounds near the treatment site.
⦁    You may experience bruising, swelling, inflammation and/or redness, local pain and/or tenderness, and altered feeling at the site of application.
⦁    In treatment area(s), you may experience damage to the skin, skin darkening or lightening, and dimples in the skin.
⦁    You may experience a temporary loss of your ability to use your muscles normally outside of the treatment area.
⦁    Talk to your doctor before receiving treatment with iovera°.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio, development programs, patent terms, development of products, strategic alliances and intellectual property and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: the integration of our new chief executive officer; risks associated with acquisitions, such as the risk that the acquired businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; our manufacturing and supply chain, global and U.S. economic conditions (including inflation and rising interest rates), and our business, including our revenues, financial condition, cash flow and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of U.S. Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities; our ability to successfully complete capital projects; the outcome of any litigation; the ability to successfully integrate any future acquisitions into our existing business; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; and factors discussed in the “Risk

Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the SEC.

###

Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Sara Marino, (973) 370-5430
sara.marino@pacira.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$153,298	$104,139
Short-term available-for-sale investments	125,283	184,512
Accounts receivable, net	105,556	98,397
Inventories, net	104,353	96,063
Prepaid expenses and other current assets	21,504	15,223
Total current assets	509,994	498,334
Noncurrent available-for-sale investments	2,410	37,209
Fixed assets, net	173,927	183,512
Right-of-use assets, net	61,020	70,877
Goodwill	163,243	163,243
Intangible assets, net	483,258	540,546
Deferred tax assets	144,485	160,309
Investments and other assets	36,049	27,170
Total assets	$1,574,386	$1,681,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,698	$15,220
Accrued expenses	64,243	89,785
Lease liabilities	8,801	9,121
Current portion of convertible senior notes, net	8,641	—
Current portion of long-term debt, net	—	33,648
Total current liabilities	97,383	147,774
Convertible senior notes, net	398,594	404,767
Long-term debt, net	115,202	251,056
Lease liabilities	54,806	64,802
Contingent consideration	24,698	28,122
Other liabilities	13,573	9,669
Total stockholders’ equity	870,130	775,010
Total liabilities and stockholders’ equity	$1,574,386	$1,681,200

Pacira BioSciences, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net product sales:
EXPAREL	$143,918	$138,045	$538,120	$536,899
ZILRETTA	28,705	27,971	111,098	105,517
iovera°	6,040	4,564	19,685	15,258
Bupivacaine liposome injectable suspension	1,101	1,007	3,342	6,476
Total net product sales	179,764	171,587	672,245	664,150
Royalty revenue	1,480	368	2,733	2,673
Total revenues	181,244	171,955	674,978	666,823
Operating expenses:
Cost of goods sold	47,692	61,916	184,669	199,295
Research and development	19,463	17,505	76,257	84,797
Selling, general and administrative	65,801	63,970	269,441	254,516
Amortization of acquired intangible assets	14,322	14,322	57,288	57,288
Contingent consideration (gains) charges, acquisition-related charges and other	798	24,135	(352)	10,903
Total operating expenses	148,076	181,848	587,303	606,799
Income (loss) from operations	33,168	(9,893)	87,675	60,024
Other income (expense):
Interest income	3,425	2,785	11,444	4,542
Interest expense	(3,388)	(11,041)	(20,306)	(39,976)
Loss on early extinguishment of debt	—	—	(16,926)	—
Other, net	515	81	(186)	(11,288)
Total other income (expense)	552	(8,175)	(25,974)	(46,722)
Income (loss) before income taxes	33,720	(18,068)	61,701	13,302
Income tax (expense) benefit	(8,850)	7,966	(19,746)	2,607
Net income (loss)	$24,870	$(10,102)	$41,955	$15,909

Net income (loss) per share:
Basic net income (loss) per common share	$0.54	$(0.22)	$0.91	$0.35
Diluted net income (loss) per common share (1)	$0.50	$(0.22)	$0.89	$0.34
Weighted average common shares outstanding:
Basic	46,437	45,882	46,222	45,521
Diluted (1)	52,064	45,882	51,979	46,538

(1) Upon the adoption of Accounting Standards Update, or ASU, 2020-06 on January 1, 2022, diluted net income per common share was calculated in consideration of the “if-converted” method associated with the Company’s convertible senior notes. Refer to the Reconciliation of GAAP to Non-GAAP Financial Information, filed herein, for the inputs used in the computation.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP net income (loss)	$24,870	$(10,102)	$41,955	$15,909

Non-GAAP adjustments:
Contingent consideration (gains) charges, acquisition-related charges and other:
Severance-related expenses (1)	—	235	—	4,494
Acquisition-related fees and expenses (2)	375	848	1,963	6,751
Changes in the fair value of contingent consideration	423	(6,082)	(3,424)	(29,476)
Restructuring charges (3)	—	—	1,109	—
Impairment of acquired IPR&D (4)	—	26,134	—	26,134
Termination of license agreement (5)	—	3,000	—	3,000
Amortization of acquired intangible assets	14,322	14,322	57,288	57,288
Stock-based compensation	12,420	12,677	47,895	48,092
Step-up of acquired Flexion fixed assets and inventory to fair value	—	2,169	5,152	7,927
Loss on early extinguishment of debt	—	—	16,926	—
Amortization of debt discount	24	700	752	2,807
Accelerated depreciation	—	10,545	—	10,545
Impairment on investment	—	—	—	10,000
Tax impact of non-GAAP adjustments (6)	(7,320)	(17,454)	(27,569)	(42,728)
Total Non-GAAP adjustments	20,244	47,094	100,092	104,834

Non-GAAP net income	$45,114	$36,992	$142,047	$120,743

GAAP basic net income (loss) per common share	$0.54	$(0.22)	$0.91	$0.35
GAAP diluted net income (loss) per common share	$0.50	$(0.22)	$0.89	$0.34

GAAP net income (loss)	$24,870	$(10,102)	$41,955	$15,909
Interest expense on convertible senior notes, net of tax	1,029	—	4,114	—
GAAP net income (loss) used for diluted earnings per share	$25,899	$(10,102)	$46,069	$15,909

Non-GAAP basic net income per common share	$0.97	$0.81	$3.07	$2.65
Non-GAAP diluted net income per common share	$0.89	$0.73	$2.81	$2.39

Non-GAAP net income	$45,114	$36,992	$142,047	$120,743
Interest expense on convertible senior notes, net of tax (7)	1,029	1,034	4,114	5,061
Non-GAAP net income used for diluted earnings per share (7)	$46,143	$38,026	$146,161	$125,804

Weighted average common shares outstanding - basic	46,437	45,882	46,222	45,521
Weighted average common shares outstanding - diluted	52,064	45,882	51,979	46,538
Non-GAAP weighted average common shares outstanding - basic	46,437	45,882	46,222	45,521
Non-GAAP weighted average common shares outstanding - diluted (7)	52,064	51,926	51,979	52,744

(1) The severance-related expenses in 2022 substantially relate to former employees released in connection with the acquisition of Flexion Therapeutics, Inc. (“Flexion”) in November 2021.
(2) For the three months and year ended December 31, 2023, acquisition-related fees and expenses primarily related to vacant and underutilized leases assumed from acquiring Flexion. For the three months and year ended December 31, 2022, acquisition-related fees and expenses primarily related to legal and other professional fees, third-party services and other one-time charges associated with the Flexion acquisition.
(3) In June 2023, the Company implemented a restructuring plan in an effort to improve its operational efficiencies. The restructuring charges are predominantly related to one-time employee termination benefits through a reduction of headcount, such as severance and related costs.
(4) For the three months and year ended December 31, 2022, an impairment of $26.1 million for an IPR&D intangible asset related to ZILRETTA for the treatment of osteoarthritis pain of the shoulder was recognized based on the amount its previous carrying value of $60.0 million exceeded its fair value of $33.9 million.

(5) The Company recognized expense of $3.0 million in the three months and year ended December 31, 2022 related to the termination of a license agreement.
(6) The tax impact of non-GAAP adjustments is computed by: (i) applying the statutory tax rate to the income or expense adjusted items; (ii) applying a zero-tax rate to adjusted items where a valuation allowance exists; and (iii) excluding discrete tax benefits and expenses primarily associated with tax deductible and non-deductible stock-based compensation and out of period tax items. Both the GAAP and non-GAAP effective income tax rates for the three months ended December 31, 2023 were 26%. The non-GAAP effective income tax rate excludes costs related to discrete non-deductible executive compensation, offset by excluding benefits from discrete tax credits. The effective income tax rates for the year ended December 31, 2023 were 32% and 25% for GAAP and non-GAAP, respectively. The difference from GAAP is due to the impact of excluding costs of discrete non-deductible executive and equity compensation, partially offset by excluding benefits from discrete tax credits. For the three months ended December 31, 2022, the GAAP and non-GAAP effective income tax rates were 44% and 20%, respectively. For the year ended December 31, 2022, the GAAP and non-GAAP effective income tax rates were (20)% and 25%, respectively. The differences from GAAP were primarily due to the impact of excluding tax benefits related to acquisition items, partially offset by excluding tax expenses for non-deductible capital losses.
(7) For the three months and year ended December 31, 2023, there were no non-GAAP adjustments when calculating the diluted weighted average common shares outstanding or the interest expense add back under the “if-converted” method.
For the three months and year ended December 31, 2022, the $402.5 million convertible senior notes due 2025, or 2025 Notes, were excluded on a GAAP basis as the impact to diluted net income (loss) per common share would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
For the three months and year ended December 31, 2022, non-GAAP adjustments to diluted weighted average shares outstanding included the impact of the 2025 Notes as if they converted on the first day of the period presented, which resulted in an additional 5.6 million common shares in each period upon an assumed conversion and added back $1.0 million and $4.1 million, respectively, of interest expense, net of tax, to non-GAAP net income. The Company has the option to settle its 2025 Notes in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock.
For the year ended December 31, 2022, the $160.0 million convertible senior notes due 2022, or 2022 Notes, were excluded on a GAAP basis as the impact to diluted net income per common share would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
For the year ended December 31, 2022, non-GAAP adjustments to diluted weighted average shares outstanding included the impact of the 2022 Notes, as if they were converted on the first day of the period presented, which resulted in adding an additional 0.6 million common shares upon an assumed conversion and added back $1.0 million of interest expense, net of tax, to net income. On April 1, 2022, the Company repaid the principal portion of its 2022 Notes in cash.
Prior year amounts were reclassified to conform to the current year presentation.

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands, except per share amounts) (unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cost of goods sold reconciliation:
GAAP cost of goods sold	$47,692	$61,916	$184,669	$199,295
Stock-based compensation	(1,105)	(1,538)	(5,537)	(5,967)
Step-up of acquired Flexion fixed assets and inventory to fair value	—	(2,169)	(5,152)	(7,927)
Accelerated depreciation	—	(10,545)	—	(10,545)
Non-GAAP cost of goods sold	$46,587	$47,664	$173,980	$174,856

Research and development reconciliation:
GAAP research and development	$19,463	$17,505	$76,257	$84,797
Stock-based compensation	(2,877)	(1,833)	(8,694)	(6,594)
Non-GAAP research and development	$16,586	$15,672	$67,563	$78,203

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$65,801	$63,970	$269,441	$254,516
Stock-based compensation	(8,438)	(9,306)	(33,664)	(35,531)
Non-GAAP selling, general and administrative	$57,363	$54,664	$235,777	$218,985

Weighted average shares outstanding - diluted reconciliation:
GAAP weighted average common shares outstanding - diluted	52,064	45,882	51,979	46,538
Dilutive common shares associated with the 2025 Notes (1)	—	5,608	—	5,608
Dilutive common shares associated with the 2022 Notes (2)	—	—	—	598
Dilutive common shares associated with stock options, restricted stock units and ESPP (3)	—	436	—	—
Non-GAAP weighted average common shares outstanding - diluted	52,064	51,926	51,979	52,744

(1) For the three months and year ended December 31, 2022, potential common shares of the 2025 Notes were excluded from diluted net income (loss) per common share on a GAAP basis because they would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
(2) For the year ended December 31, 2022, potential common shares of the 2022 Notes were excluded from diluted net income per common share on a GAAP basis because they would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.
(3) For the three months ended December 31, 2022, potential common shares associated with stock options, restricted stock units and the Company’s employee stock purchase plan were excluded from diluted net income per common share on a GAAP basis because they would have been antidilutive. These potential securities resulted in a dilutive impact on diluted net income per common share reported on a non-GAAP basis.

Pacira BioSciences, Inc.
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP net income (loss)	$24,870	$(10,102)	$41,955	$15,909

Interest income	(3,425)	(2,785)	(11,444)	(4,542)
Interest expense (1)	3,388	11,041	20,306	39,976
Income tax expense (benefit)	8,850	(7,966)	19,746	(2,607)
Depreciation expense	4,163	16,083	18,286	34,213
Amortization of acquired intangible assets	14,322	14,322	57,288	57,288
EBITDA	52,168	20,593	146,137	140,237

Other adjustments:
Contingent consideration (gains) charges, acquisition-related charges and other:
Severance-related expenses	—	235	—	4,494
Acquisition-related fees and expenses (2)	375	848	1,963	5,546
Changes in the fair value of contingent consideration	423	(6,082)	(3,424)	(29,476)
Restructuring charges	—	—	1,109	—
Impairment of acquired IPR&D	—	26,134	—	26,134
Termination of license agreement	—	3,000	—	3,000
Stock-based compensation	12,420	12,677	47,895	48,092
Step-up of acquired Flexion inventory to fair value	—	1,366	3,884	4,719
Loss on early extinguishment of debt	—	—	16,926	—
Impairment on investment	—	—	—	10,000
Adjusted EBITDA	$65,386	$58,771	$214,490	$212,746
(1) Includes amortization of debt discount and debt issuance costs.
(2) For the year ended December 31, 2022, excludes any depreciation expense included in EBITDA above.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2024 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Impact of GAAP to Non-GAAP Adjustments (1)	Non-GAAP
Total revenues	$680 to $705	—	$680 to $705
Gross margin	73% to 75%	Approximately 1%	74% to 76%
Research and development expense	$78 to $90	$8 to $10	$70 to $80
Selling, general and administrative expense	$280 to $310	$35 to $45	$245 to $265
Stock-based compensation	$50 to $55	—	—
(1) The full-year impact of GAAP to Non-GAAP adjustments primarily relates to stock-based compensation.